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                                                                    EXHIBIT 21.1

                           SUBSIDIARIES OF PREFERRED

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                                                                                             JURISDICTION OF
NAME                                                                                          INCORPORATION
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
P.E.G. Reinsurance Company, Ltd. .....................................................              Bermuda
Preferred Employers Group, Inc. ......................................................              Florida
Preferred Healthcare Staffing, Inc. ..................................................             Delaware
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